EXHIBIT 10.3

FIRST AMENDMENT TO

RSU AWARD AGREEMENT

This First Amendment to RSU Award Agreement (this “Amendment”), dated and effective as of May [ ]024 (the “Effective Date”), amends that certain RSU Award Agreement dated [September 16, 2022] (the “RSU Agreement”), by and between Golden Matrix Group, Inc., a Nevada corporation (the “Company”) and the individual named on the signature page hereof (the “RSU Recipient”). The Company and RSU Recipient are referred to herein as the “Parties” and individually as a “Party”. Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the RSU Agreement.

WHEREAS, the Company and RSU Recipient desire to enter into this Amendment to amend the RSU Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendment to RSU Agreement. Effective as of the Effective Date:

(a) Schedule 1 of the RSU Agreement is amended and restated to read in its entirety as follows:

“VESTING TERMS

The RSU Award shall vest to the extent and in the amounts set forth below, provided the following performance metrics are met by the Company as of the dates indicated (the “Performance Metrics Schedule”):

	Revenue Targets		Adjusted EBITDA Targets
Performance Period	Target Goal	RSUs Vested	Target Goal	RSUs Vested
Year ended October 31, 2022	$21,875,000	*	$3,250,000	*
Year ended October 31, 2023	FY 2022 x 1.1	*	FY 2022 x 1.1	*
Year ended December 31, 2024	FY 2023 x 1.1	*	FY 2023 x 1.1	*

* 1/6th of the total RSUs granted under “Number of Restricted Stock Units” on the RSU Award Grant Notice, above.

For the purposes of the table above, (a) “Adjusted EBITDA” means net income before interest, taxes, depreciation, amortization and stock-based compensation; (b) “Revenue” means annual revenue of the Company; and (c) “FY 2022” means actual Revenue or Adjusted EBITDA, as the case may be achieved during the 12 month period from November 1, 2021 to October 31, 2022, and “FY 2023” means actual Revenue or Adjusted EBITDA as the case may be for the 12 month period from November 1, 2022 to October 31, 2023, in each as set forth in the Company’s audited year-end financial statements (the “Target Definitions”). Both Revenue and Adjusted EBITDA, and the determination of whether or not the applicable Revenue and Adjusted EBITDA targets above have been met shall be determined based on the audited financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Annual Reports on Form 10-K for the applicable Performance Period above, and shall be determined on the date such Annual Reports on Form 10-K are filed publicly with the Securities and Exchange Commission (the “Dates of Determination”).

First Amendment to RSU Award Agreement

Any RSUs not vested in accordance with the Performance Metrics Schedule above will be forfeited immediately and not eligible for further vesting as of the applicable Date of Determination.”

2. Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Amendment and the transactions contemplated herein.

3. Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Amendment and the transactions contemplated herein.

4. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in the RSU Agreement, as applicable, to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such RSU Agreement, as modified and amended hereby.

5. RSU Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the RSU Agreement and the terms and conditions thereof shall remain in full force and effect.

6. Governing Law; Disputes. This Amendment shall be governed exclusively by and construed and enforced in accordance with the internal Laws of the State of Nevada without reference to its conflict of law provisions.

7. Electronic Signatures. Except as otherwise required by applicable law, this Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail or by DocuSign, SimpliSafe, or similar software (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute the original form of this Amendment and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

First Amendment to RSU Award Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written to be effective as of the Effective Date.

Company:

Golden Matrix Group, Inc.

By:
Name:	Anthony B. Goodman
Title:	Chief Executive Officer

RSU RECIPIENT:

By:
Name:

First Amendment to RSU Award Agreement